EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

LIST OF SUBSIDIARIES AS OF DECEMBER 31, 2011

The following is a list of active subsidiaries as of December 31, 2011.

U.S. Entities

Name	Jurisdiction
Barrie & Hibbert Inc.	Delaware
Copal Partners (US) Inc.	Delaware
CSI Global Education, US, Inc.	Delaware
Exevo Inc.	Delaware
Fermat Inc.	Delaware
Foundation for Fiduciary Studies, Inc.	Delaware
MIS Asset Holdings, Inc.	Delaware
MIS Quality Management Corp.	Delaware
Moody’s Advisors Inc.	Delaware
Moody’s Analytics, Inc.	Delaware
Moody’s Assurance Company, Inc.	New York
Moody’s Assureco, Inc.	Delaware
Moody’s Capital Markets Research, Inc.	Delaware
Moody’s Credit Quotes, Inc.	Delaware
Moody’s Investors Service, Inc.	Delaware
Moody’s Overseas Holdings, Inc.	Delaware
Moody’s Risk Services Corp.	Delaware
Moody’s Shared Services, Inc.	Delaware

Foreign Entities

Name	Jurisdiction
Administración de Calificadora S.A.	Mexico
Barrie & Hibbert Asia Ltd.	Hong Kong
Barrie & Hibbert Ltd.	UK
Copal Business Consulting (Beijing) Co. Ltd.	China
Copal Market Research Ltd. (Mauritius)	Mauritius
Copal Partners (HK) Ltd.	Hong Kong
Copal Partners Limited	Jersey
Copal Partners UK Limited	UK
Copal Research India Private Limited	India
Copal Research Ltd. (Mauritius)	Mauritius
CSI Global Education Inc.	Canada
Exevo India Private Ltd.	India
Exevo Research Private Ltd. (Singapore)	Singapore
Fermat Australia Pty. Ltd.	Australia
Fermat Finance SPRL	Belgium
Fermat FZ LLC	Dubai Internet City
Fermat GmBH	Germany
Fermat International SA	Belgium
Fermat Limited	Hong Kong
Fermat Private Ltd.	Singapore
Fermat Spzoo	Poland
Fermatsa Servicos de Informatica LTDA.	Brazil
KIS Pricing	Korea

MOODY’S 2011 10-K

Name	Jurisdiction
Korea Investors Service, Inc.	Korea
Midroog Ltd.	Israel
MIS Funds Pty. Ltd.	Australia
Moody’s America Latina Ltda.	Brazil
Moody’s Analytics Australia Pty. Ltd.	Australia
Moody’s Analytics do Brasil Ltda.	Brazil
Moody’s Analytics Canada Inc.	Canada
Moody’s Analytics Czech Republic s.r.o.	Czech Republic
Moody’s Analytics (DIFC) Limited	Dubai International Finance Centre
Moody’s Analytics Deutschland GmbH	Germany
Moody’s Analytics Holdings (UK) Ltd.	United Kingdom
Moody’s Analytics Hong Kong Ltd.	Hong Kong
Moody’s Analytics Ireland Ltd.	Ireland
Moody’s Analytics Israel Limited	Israel
Moody’s Analytics Japan KK	Japan
Moody’s Analytics Korea Co. Ltd.	Korea
Moody’s Analytics SAS	France
Moody’s Analytics Singapore Pte. Ltd.	Singapore
Moody’s Analytics Technical Services Limited	Hong Kong
Moody’s Analytics Technical Services (UK) Ltd.	United Kingdom
Moody’s Analytics (Thailand) Co. Ltd.	Thailand
Moody’s Analytics UK Ltd.	United Kingdom
Moody’s Asia-Pacific Group (Singapore) Pte. Ltd.	Singapore
Moody’s Asia Pacific Ltd.	Hong Kong
Moody’s Canada, Inc.	Canada
Moody’s Canada LP	Canada
Moody’s Central Europe (BVI) Ltd.	British Virgin Islands
Moody’s China (BVI) Ltd.	British Virgin Islands
Moody’s Company Hong Kong Ltd.	Hong Kong
Moody’s Credit Quotes Australia Pty. Ltd.	Australia
Moody’s de Mexico S.A. de C.V.	Mexico
Moody’s Deutschland GmbH	Germany
Moody’s Dubai (BVI) Ltd.	British Virgin Islands
Moody’s Eastern Europe LLC	Russia
Moody’s EMEA Ltd.	United Kingdom
Moody’s France S.A.S.	France
Moody’s Group Australia Pty. Ltd.	Australia
Moody’s Group Cyprus Ltd.	Cyprus
Moody’s Group Deutschland GmbH	Germany
Moody’s Group France SAS	France
Moody’s Group Japan GK	Japan
Moody’s Group UK Ltd.	United Kingdom
Moody’s Holdings (BVI) Ltd.	British Virgin Islands
Moody’s Holdings Ltd.	United Kingdom
Moody’s Indonesia (BVI) Ltd.	British Virgin Islands
Moody’s Information Consulting (Shenzhen) Co. Ltd.	China
Moody’s Interfax Rating Agency Ltd.	Russia
Moody’s Investment Co. India Pvt. Ltd.	India
Moody’s Investors Service Asia Pacific Pty. Ltd.	Australia
Moody’s Investors Service Beijing Ltd.	China
Moody’s Investors Service (BVI) Ltd.	British Virgin Islands
Moody’s Investors Service Cyprus Ltd.	Cyprus
Moody’s Investors Service Espana, S.A.	Spain
Moody’s Investors Service Hong Kong Ltd.	Hong Kong

MOODY’S 2011 10-K

Name	Jurisdiction
Moody’s Investors Service (Korea) Inc.	Korea
Moody’s Investors Service Ltd.	United Kingdom
Moody’s Investors Service Pty. Ltd.	Australia
Moody’s Investors Service Singapore Pte. Ltd.	Singapore
Moody’s Investors Service (South Africa) Pty. Ltd.	South Africa
Moody’s Israel Holdings, Inc.	British Virgin Islands
Moody’s Italia S.r.l.	Italy
Moody’s Japan Kabushiki Kaisha	Japan
Moody’s Latin America Calificadora de Riesgo S.A.	Argentina
Moody’s Latin America Holding Corp.	British Virgin Islands
Moody’s Mauritius Holdings Ltd.	Mauritius
Moody’s Middle East Ltd.	Dubai International Finance Centre
Moody’s Servicios Latino-America SA de CV	Mexico
Moody’s Shared Services UK Limited	UK
Moody’s SF Japan KK	Japan
Moody’s Singapore Pte. Ltd.	Singapore
Moody’s South Africa (BVI) Ltd.	British Virgin Islands
PT Moody’s Indonesia	Indonesia

MOODY’S 2011 10-K